UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2007

streetTRACKS® GOLD TRUST

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

001-32356 (Commission File Number)	81-6124035 (IRS Employer Identification No.)

c/o World Gold Trust Services, LLC, 444 Madison Avenue, 3rd Floor New York, New York 10022 (Address of principal executive offices; zip code)

(212) 317-3800
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.

On November 23, 2007, the sole member of World Gold Trust Services, LLC adopted resolutions authorizing and approving the transfer of the listing of the streetTRACKS® Gold Trust and the trading of the streetTRACKS® Gold Shares (the “Shares”) from the New York Stock Exchange, Inc. (“NYSE”) to its affiliated exchange NYSE Arca, Inc. (“NYSE Arca”), pursuant to the request of NYSE Euronext, Inc. to transfer all exchange traded funds currently trading on the NYSE to NYSE Arca. On December 13, 2007, the Shares began trading on the NYSE Arca trading platform.

In furtherance of the transfer of the listing of the Shares to NYSE Arca, streetTRACKS® Gold Trust amended its Trust Indenture, Participant Agreements, Allocated Bullion Account Agreement, Unallocated Bullion Account Agreement and Marketing Agent Agreement. The amendments are furnished as Exhibits to this report and incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits:

Exhibit No.	Description
4.1	Amendment No. 1 to Trust Indenture dated November 26, 2007
4.2	Amendment to Participant Agreements dated November 26, 2007
10.1	Amendment No. 2 to Allocated Bullion Account Agreement dated November 26, 2007
10.2	Amendment No. 1 to Unallocated Bullion Account Agreement dated November 26, 2007
10.6	Amendment No. 2 to Marketing Agent Agreement dated November 26, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 13, 2007	streetTRACKS® GOLD TRUST (Registrant)*
	By:	World Gold Trust Services, LLC
as the Sponsor of the Registrant

	By:	/s/ James Burton
	Name:	James Burton
	Title:	Managing Director
______________
*

As the Registrant is a trust, this report is being filed on behalf of the Registrant by World Gold Trust Services, LLC, only in its capacity as the sponsor of the Registrant. The identified person signing this report is signing in their capacity as an authorized officer of World Gold Trust Services, LLC.

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amendment No. 1 to Trust Indenture dated November 26, 2007
4.2	Amendment to Participant Agreements dated November 26, 2007
10.1	Amendment No. 2 to Allocated Bullion Account Agreement dated November 26, 2007
10.2	Amendment No. 1 to Unallocated Bullion Account Agreement dated November 26, 2007
10.6	Amendment No. 2 to Marketing Agent Agreement dated November 26, 2007